ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT is made on January 2, 2002 by Sheldon G. Adelson ("Adelson") with respect to that certain 1997 Fixed Stock Option Plan, as amended and restated ("the Plan") of Las Vegas Sands, Inc. ("the Company").

WHEREAS the Plan, in Section 9(b) thereof, permits Adelson, being the sole stockholder of the Company, to assume some or all of the obligations of the Company under the Plan and to become the Administrator of the Plan and the issuer of the Options, and to have all rights, powers and responsibilities granted to the Company or to the Board under the Plan (all such capitalized terms being understood as defined in the Plan); and

WHEREAS, Adelson now wishes to make such assumption, including all referenced rights and obligations,

NOW, THEREFORE, this instrument attests as follows:

Adelson hereby assumes all of the rights, powers, obligations, responsibilities and liabilities of the Company assigned to or otherwise set forth in the Plan and undertakes to perform the same from and after the date hereof, including all rights and obligations of the Company under Stock Option Agreements executed and to be executed by the Company, and, pursuant to the provisions of the Plan, Adelson shall administer the Plan, grant Options, issue Shares, redeem Shares and do any and all other acts or things authorized or reserved to the Company or to the Board thereunder; provided, however, that nothing contained herein shall constitute a waiver or release of any right of indemnification to which Adelson may be entitled under the Company's Certificate of Incorporation or By Laws, either in connection with his administration of the Plan or otherwise; and provided further that Adelson shall not assume and the Company shall retain any and all obligations and liabilities with respect to any income withholdings obligations arising under the Plan.

EXECUTED as a sealed instrument at Las Vegas, Nevada.

/s/Sheldon G. Adelson
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Sheldon G. Adelson

Acknowledged and Confirmed:

Las Vegas Sands, Inc.


By:
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